Exhibit 8(c)(2): Amendment No. 2 to the Participation Agreement among Variable Insurance Products Fund II, Fidelity Distributors Corporation and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 2

Amendment to the Participation Agreement among Variable Insurance Products Fund II (the Fund), Fidelity Distributors Corporation (the Underwriter) and United of Omaha Life Insurance Company (the Company) dated February 1, 1994 (the Agreement).

WHEREAS each of the parties desire to expand the Accounts of the Company which invest in shares of the Fund. The Fund, Underwriter and the Company hereby agree to replace the Schedule A and Schedule C of the Agreement by inserting the following in its entirety:

Schedule A
----------


 -----------------------------------------------------------------------------------------------------
 Name of Separate Account and Date       Contracts Funded by
 Established by Board of Directors         Separate Account          Designated Portfolios
-----------------------------------------------------------------------------------------------------
United of Omaha Life Insurance Company          0616L               Asset Manager Portfolio
Separate Account C (12-1-93)                                          Index 500 Portfolio
---------------------------------------------------------------------------------------------------
                                                6090L           Asset Manager: Growth Portfolio
                                                                     Contrafund Portfolio
---------------------------------------------------------------------------------------------------

Schedule C
----------

Alger American Fund; Insurance Management Series (Federated); MFS Variable Insurance Trust; Scudder; and T. Rowe Price.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 3, 1995.

                                    United of Omaha Life Insurance Company
                                    By its authorized officer,

                                    By:    /s/
                                           ----------------------
                                           Richard A. Witt
                                    Title: Senior Vice President
                                    Date:  10/13/95


                                    Variable Insurance Products Fund II
                                    By its authorized officer,

                                    By:    /s/
                                           ----------------------
                                           J. Gary Burkhead
                                    Title: Senior Vice President
                                    Date:  10/10/95

                                    Fidelity Distributors Corporation
                                    By its authorized officer,

                                    By:    /s/
                                           ----------------------
                                    Title: President
                                    Date:  10/6/95